As Amended: October 11, 20071

RESTATED

BY-LAWS

of

ACURA PHARMACEUTICALS, INC.

ARTICLE I.

STOCKHOLDERS.

SECTION 1. Annual Meeting. The annual meeting of the stockholders shall be held at such time and place within or without the State of New York as the Board of Directors may from time to time designate each year for the purpose of electing directors and of transacting such other business as may properly come before the meeting. The directors shall be chosen by a plurality of the votes at such election.

SECTION 2. Special Meetings. Special meetings of the stockholders may be called by a majority of the members of the Board of Directors or the President and shall be called at any time by the President, any Vice President or the Secretary upon the written request of stockholders owning a majority of the outstanding shares of the Corporation entitled to vote at the meeting, and shall be held at such time and place in the City and State of New York as may be fixed in the call and stated in the notice.

SECTION 3. Notice of Meetings. Notice of each meeting of stockholders shall be in writing and signed by the President or a Vice President or the Secretary or an Assistant Secretary. Such notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, and copy thereof shall be served, either personally or by mail, upon each stockholder of record entitled to vote at such meeting, and upon each stockholder of record who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised if such action were taken, not less than ten nor more than forty days before the meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stockbook unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

A meeting of stockholders may be held without notice, and any action proper to be taken by the stockholders may be taken thereat, if at any time before or after such action be completed the requirements for notice be waived in writing by all the stockholders of record entitled to notice of such meeting or by their attorneys thereunto authorized.

1 Article I, Sections 9 and 10 were amended and Section 12 was added to accommodate uncertificated shares. Article I, Section 1 was amended to provide that meetings could be held outside New York at any time. Article I, Section 8 was amended to provide for one or more inspectors appointed by the Board of Directors. Minor technical and typographical changes were made to other sections.

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SECTION 4. Qualification of Voters. Unless otherwise provided in a certificate filed pursuant to law, every stockholder of record of the Corporation shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation.

Shares of its own stock belonging to the Corporation at the time of the meeting or at the time a voting record therefor, as hereafter provided, is taken, shares retired before the meeting and no longer deemed to be issued and outstanding at the time of the meeting although outstanding at the time a voting record therefor is taken, and shares issued before the meeting but after a voting record therefor is taken, shall not be voted, directly or indirectly, and shall not be counted in determining a quorum or the number of shares necessary to constitute a quorum or to take any action contemplated, unless otherwise provided by law.

The books and papers containing the list of stockholders shall be produced at any meeting of the stockholders upon the request of any stockholder. If the right to vote at any such meeting shall be challenged, the inspectors of election, or other person presiding thereat, shall require such books to be produced as evidence of the right of the person challenged to vote at such meetings and all persons who may appear from such books to be stockholders of the Corporation entitled to vote may vote at such meeting in person or by proxy, subject to the provisions of the law.

SECTION 5. Determination of Stockholders of Record for Certain Purposes. The Board of Directors may prescribe a period not exceeding forty days prior to any meeting of the stockholders or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or prior to the payment of any dividend, or the making of any distribution, or the delivery of evidence of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, during which no transfer of stock on the books of the corporation may be made. In lieu of prohibiting the transfer of stock as aforesaid, the Board of Directors may fix a day and hour, not more than forty days prior to any such meeting, or to any such last day for the expression of consent or dissent, or to any such dividend payment, distribution or delivery, as the time as of which stockholders entitled to notice of and to vote at such meeting, or to express such consent or dissent or to the receipt of such dividend payment, distribution or delivery, as the case may be, shall be determined, and all persons who were stockholders of record at such time and no others shall be entitled to notice of and to vote at such meeting, to express such consent or dissent, or to the receipt of such dividend payment, distribution or delivery, as the case may be.

SECTION 6. Quorum. The amount of stock which must be represented at a meeting of the stockholders to constitute a quorum, unless otherwise provided by law, shall be a majority of the shares of the Corporation which are entitled to be voted at such meeting, represented by holders of record entitled to vote thereat, present in person or by proxy.

If at any meeting of the stockholders the amount of stock so represented shall not constitute a quorum or shall be less than the amount required by statute to take the action then contemplated, the holders of a majority of the shares of stock so represented may adjourn the meeting from time to time during the period of not more than forty days thereafter, without notice other than announcement at the meeting, until the required amount of stock shall be represented at the meeting, when such action may be taken as was contemplated by the notice of the meeting.

SECTION 7. Proxies. Every stockholder of the Corporation entitled to vote at any meeting thereof may vote by proxy. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven months from the date of execution unless the stockholder executing it shall have specified therein its duration.

SECTION 8. Inspectors of Election. One or more inspectors of election shall be appointed by the Board of Directors to serve at each election of directors by stockholders or in any other case in which inspectors may act. The inspectors so appointed, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Thereupon the inspectors shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken. No director or candidate for the office of director shall be appointed such inspector.

SECTION 9. Stock Certificates. The shares of the Corporation shall be represented by certificates, or shall be uncertificated shares. Each owner of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of stock of the Corporation owned. To the extent that shares are represented by certificates, such certificates shall be in such forms as the Board of Directors may from time to time prescribe, signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate in signed by a transfer agent or transfer clerk, the signatures of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer upon such certificate may be facsimiles, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

Every certificate of stock issued by the Corporation shall plainly state upon the face thereof the number, kind and class of shares, including series, if any, which it represents.

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SECTION 10. Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the registry of stockholders of the Corporation only upon authorization by the registered holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and, if such shares are represented by a certificate, on surrender of the certificate or certificates for such shares properly endorsed, or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose names shares of stock shall be listed in the registry of stockholders of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

No share shall be transferable until all previous calls thereon shall have been fully paid in.

SECTION 11. Lost, Stolen or Destroyed Stock Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

SECTION 12. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificated or uncertificated shares of stock of the Corporation.

ARTICLE II.

BOARD OF DIRECTORS.

SECTION 1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by its Board of Directors, all of whom shall be of full age and need not be stockholders. Directors shall be elected at the annual meetings of the stockholders and each director shall be elected to serve until the next annual meeting of stockholders and until his successors shall be elected and shall qualify.

SECTION 2. Number. The number of directors of the Corporation shall be not less than three nor more than eleven as fixed from time to time within said limits by the Board of Directors.

SECTION 3. Meetings or the Board. The annual meeting of the Board of Directors shall be held in each year after the adjournment of the annual stockholders' meeting and on the same day. If a quorum of the directors are not present on the day appointed for the annual meeting, the meeting shall be adjourned to some convenient day. No notice need be given of the annual meeting of the Board.

Meetings of the Board of Directors shall be held at such place as may from time to time be specified in the call of any meeting.

Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board, and no notice need be given of regular meetings.

Special meetings of the Board may be called at any time by the President and shall be called by the President, any Vice President or the Secretary upon the written request of any two members of the Board, to be held not more than five days after receipt of the said request. Notice of special meetings may be oral, electronic or written and shall be served on or sent or mailed to each director not less than forty-eight hours before such meeting.

A special meeting of the Board of Directors may be held without notice, and any action proper to be taken by the Board of Directors may be taken thereat, if every member of the Board of Directors is present or if at any time before or after such action be completed the requirement for notice be waived in writing by every director entitled to notice of such meeting.

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SECTION 4. Quorum and Power of a Majority. A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at such meeting shall be the act of the Board of Directors.

SECTION 5. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise Specified therein the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6. Vacancies. Vacancies in the Board of Directors, whether caused by death, resignation, increase in the number of directors, or otherwise, may be filled by a vote of a majority of the directors in office at the time. However, in case the number of directors be increased by action of the stockholders, the additional directors may be elected by vote of the stockholders at the meeting at which the increase is effected.

SECTION 7. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any may be allowed for attendance at each meeting of the Board. However, this by-law shall not be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the Executive Committee and of other committees may be allowed like compensation for attending committee meetings.

SECTION 8. Executive Committee. The Board of Directors may, by vote of a majority of the Board, designate an Executive Committee, to consist of the President and such other member or members of the Board of Directors as may be designated by the Board of Directors. The Executive Committee shall have and may exercise, so far as may be permitted by law, all the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the intervals between meetings of the Board of Directors and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; but the Executive Committee shall not have power to fill vacancies in the Board of Directors or to change the membership of, or to fill vacancies in, the Executive Committee, or to make or amend the by-laws of the Corporation. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee. The Executive Committee may hold meetings and make rules for the conduct of its business and appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the Executive Committee shall constitute a quorum determine its action. All action of the Executive Committee shall be reported at the meeting or the Board of Directors next succeeding such action.

SECTION 9. Other Committees. The Board of Directors may in its discretion appoint other committees which shall have such powers and perform such duties as from time to time may be prescribed by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board of Directors shall have power at any time to change the membership of any such committee, to fill vacancies, and to dissolve any such committee.

SECTION 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting pursuant to such means shall constitute presence in person at such meeting.

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ARTICLE III.

OFFICERS.

SECTION 1. Officers. The Board of Directors, as soon as may be after the annual election of directors, shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and from time to time may appoint such other officers (including among others, an Executive Vice President, one or more Assistant Secretaries and one or more Assistant Treasurers), agents and employees as it may deem proper. More than one office may be hold by the same person. The President shall be chosen from among the directors but no other officer need be a director.

SECTION 2. Salaries of Officers. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

SECTION 3. Term of Office. The term of office for all officers shall be for one year and until their respective successors are chosen and qualified.

SECTION 4. Powers and Duties.

(a) The President

The President shall preside at all meetings of the directors and shall generally oversee the management of the business of the Corporation. He shall be the chief executive officer of the Corporation and shall supervise the business and affairs of the Corporation. He shall preside at all meetings of stockholders. Except as the Board of Directors may otherwise direct and except as otherwise expressly provided in these by-laws or by law, the President shall execute any action on behalf of the Corporation as may from time to time be taken by the Board of Directors.

(b) Vice Presidents

The Vice Presidents, in the order designated by the Board of Directors, during the absence or disability of the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

(c) Secretary

The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall Perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board of Directors.

(d) Treasurer

The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Boards or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall, if required by the Board of Directors, give the Corporation a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Board of Directors, conditioned upon the faithful performance of his duties and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 5. Books to be Kept. The officers shall keep at the office of the Corporation correct books of account of all its business and transactions, and a book to be known as the stockbook, containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares of stock held by them respectively, the time when they respectively became the owners thereof, and the amount paid thereon.

SECTION 6. Checks, Notes, etc. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Director.

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ARTICLE IV.

OTHER MATTERS.

SECTION 1. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be affixed or reproduced.

SECTION 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 3. Amendments. The by-laws of the Corporation may be amended, added to or repealed at any meeting of the stockholders by the vote of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, provided that notice of the proposed change shall have been given in the notice of the meeting. The by-laws may also be, amended or Added to or repealed at any meeting of the Board of Directors by the vote of a majority of all members of the Board, provided that notice of the proposed change shall have been given in the notice of the meeting. However, any by-laws hereafter duly adopted at a meeting of the stockholders shall control action of the directors except as therein otherwise provided.

SECTION 4. Reliance Upon Reports. Each Director, each officer and each member of any committee designated by the Board of Directors shall in the performance of his duties be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by such officer or by such committee, or in relying in good faith upon other records of the Corporation.

SECTION 5. Removals.

(a) The stockholders may, at any meeting called for the purpose, by vote of a majority of the capital stock issued and outstanding and entitled to vote thereon, remove any director from office. The Board of Directors may, at any meeting called for the purpose, by an affirmative vote of two-thirds of their entire number holding office at the time, and for good cause shown, remove any director from office.

(b) The-Board of Directors may, at any meeting called for the purpose, by a vote of a majority of their entire number holding office at the time, remove from office any officer or agent of the Corporation or any member of any committee appointed by the Board of Directors or by any committee appointed by the Board of Directors or by any officer or agent of the Corporation.

SECTION 6. Indemnification . It is expressly provided that any and every person made a party to any action, suit, or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of this corporation or of any corporation which be served as such at the request of this corporation, may be indemnified by the corporation to the full extent permitted by law, against any and all reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer or director has breached his duty to the corporation.

It is further expressly provided that any and every person made a party to any action, suit, or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or interstate, was a director or officer of the corporation, or served such other corporation in any capacity, may be indemnified by the corporation, to the full extent permitted by law, against judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys' fees; actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, if such person acted in good faith for a purpose which he reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

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